UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

Blackrock Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00712	20-2725151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 810-5800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 REGULATION FD DISCLOSURE.

BlackRock Advisors, LLC (“BlackRock Advisors”) began serving as the investment manager of BlackRock Capital Investment Corporation (the “Company”) on March 6, 2015, the date on which the Advisor acquired certain assets of the Company’s previous investment adviser (the “Acquisition Date”). On January 16, 2018, BlackRock Advisors assigned its management agreement with the Company to a wholly owned subsidiary, BlackRock Capital Investment Advisors, LLC (together with BlackRock Advisors, the “Advisor”) pursuant to Rule 2a-6 of the Investment Company Act of 1940. There was no change to the fees paid under the management agreement, nor to the personnel overseeing the provision of investment management services to the Company. For the Advisor’s marketing purposes unrelated to the Company, the Advisor has calculated implied IRRs (internal rate of return) for that portion of the Company’s portfolio which was invested on or after the Acquisition Date. Such implied IRRs have been calculated gross of any fees and expenses, as well as net of Applicable Fees (defined below). As a result, we are providing the information below. The calculation covers a period (the “Calculation Period”) beginning on the Acquisition Date and ending on December 31, 2022 (the “Calculation End Date”).

The implied IRR calculations include the performance of all new monies invested during the Calculation Period. For such investments exited during the Calculation Period, all actual cash inflows and outflows during the Calculation Period that were attributable to the investment were used to calculate the implied IRRs. For all other such investments, the implied IRRs were calculated (i) using all actual cash inflows and outflows during the Calculation Period that were attributable to the investment and (ii) assuming that the fair market value of the investment, as well as any accrued but unpaid interest on the Calculation End Date were realized in cash as of such date. For the Calculation Period, such implied IRRs were 8.8% on a gross basis and 4.7% on a net basis, based on $1.91 billion of cash invested in 169 companies, of which 59 companies were exited during the Calculation Period. For the Calculation Period, the implied IRRs on investments in these 59 exited companies were 10.6% on a gross basis and 6.6% on a net basis based on $1.02 billion of cash invested. The implied IRRs for investments in the remaining 110 companies were 5.5% on a gross basis and 1.3% on a net basis based on $888 million of cash invested.

Internal rate of return is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the sale, repayment or other exit of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized.

The implied IRRs on a gross basis are calculated using cash flows that are gross of any fees, costs or expenses incurred by the Company. The implied IRRs on a net basis are calculated using cash flows that are net of Applicable Fees. “Applicable Fees” equal the management fee, incentive fee based on income (before giving effect to any fee waiver during the most recent fiscal quarter) and operating expenses (excluding management fee, incentive fee based on income, incentive fee based on capital gains and leverage expenses including interest, credit facility fees and other debt expenses), respectively, incurred by the Company during the most recent fiscal quarter (Q4 2022) expressed as a percentage of total investments of the Company, at fair market value, as of the end of Q3 2022. For purposes of calculating the implied IRR on a net basis, all Applicable Fees are annualized. The Applicable Fees are applied to total invested capital throughout the Calculation Period for the purpose of calculating net implied IRR. The net implied IRR is calculated on the basis of the Company’s gross assets. Applicable Fees do not include leverage expenses and are expressed as a percentage of the Company’s total invested capital (instead of being expressed as a percentage of the Company’s net assets, as expenses typically are expressed in the Company’s consolidated financial statements).

The Applicable Fees are calculated solely for the Advisor’s marketing purposes unrelated to the Company. Investors should not rely upon the gross or net implied IRRs shown above as a measure of the performance of the Company or its portfolio. There is no assurance that the fee and expense assumptions used for these calculations will be representative of fees and expenses incurred by the Company.

The implied IRRs shown above reflect only the performance of new monies invested during the Calculation Period and not the performance of the entire investment portfolio of the Company over any period of time. We would expect that any such implied IRRs for the entire investment portfolio would be lower than the implied IRRs shown here. Investors should not rely upon the implied IRRs shown above as a measure of the performance of the Company or its portfolio as they do not represent returns experienced by an owner of the Company’s common stock. A common stockholder’s actual returns are subject to higher expense ratios when expenses are expressed as a percentage of the Company’s net assets and leverage expenses are included. There can be no assurance that these implied IRRs could be generated in the future for any investment.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date:	April 4, 2023	By:	/s/ Chip Holladay
Name: Chip Holladay Title: Interim Chief Financial Officer and Treasurer